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                                   EXHIBIT 11

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                                                                      EXHIBIT 11

INDEPENDENT AUDITORS' CONSENT

The Corporate Fund Accumulation Program, Inc.:

We consent to the incorporation by reference in this Post-Effective Amendment No. 25 to Registration Statement No. 2-57060 of our report dated February 8, 1999 appearing in the annual report to shareholders of The Corporate Fund Accumulation Program, Inc. for the year ended December 31, 1998, and to the reference to us under the caption "Financial Highlights" in the Propectus, which is a part of such Registration Statement.


Deloitte & Touche LLP
Princeton, New Jersey
February 25, 1999